                                                                      EXHIBIT 22

                               PUROFLOW INCORPORATED

                            SUBSIDIARIES OF THE COMPANY

                                              STATE OF INCORPORATION
                                              ----------------------
  Puroflow Corporation                               New York

  Quality Controlled Cleaning Corporation            California